Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Positive Physicians Holdings, Inc. Announces Voluntary Delisting from the Nasdaq Capital Market

Berwyn, Pennsylvania, July 27, 2020.  Positive Physicians Holdings, Inc. (the “Company”) (Nasdaq: PPHI), the holding company of Positive Physicians Insurance Company, today announced that it has given formal notice to the Nasdaq Stock Market of its intention to voluntarily delist its common stock from the Nasdaq Capital Market and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company currently anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25, Notification of Removal of Listing and/or Registration Under Section 12(b) of the Exchange Act, relating to the delisting and deregistration on or about August 5, 2020, with the delisting of its common stock taking effect no earlier than ten days thereafter.  As a result, the Company expects that the last trading day of its common stock on the Nasdaq Capital Market will be on or about August 14, 2020.

Following the delisting, the Company anticipates that its common stock will be quoted on the OTCQX Best Market (“OTCQX”), a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s common stock.  The Company expects to retain the trading symbol “PPHI.”  However, the Company can give no assurance that trading in its common stock will continue on OTCQX or any other securities exchange or quotation medium.

Further, on or about August 14, 2020, the Company intends to file a Form 15 with the SEC to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act.

The Company’s Form S-1, effective March 27, 2019, relating to the Company’s initial public offering discussed the additional financial, reporting and corporate governance requirements associated with being a listed, reporting company, and the significant commitment of additional expense and other resources that would be required. The disclosure went on to state that, as a result, the Company and the standby purchaser of shares would likely seek to delist the Company’s shares from Nasdaq and end the Company’s reporting obligations under the Exchange Act. In line with this disclosure, and after review and careful consideration of the administrative burden and costs and benefits of being a listed, reporting company, the Company has made the decision to delist its common stock and suspend its reporting obligations under the Exchange Act. The savings derived from this change are expected to be financially meaningful.

Forward-Looking Statements

When used in this Press Release, the words or phrases “intends,” “anticipates,” “expected to be” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including, but not limited to, changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact: Lewis S. Sharps, M.D.

President and Chief Executive Officer

(610) 952-3000